U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 26, 2005
                               (January 18, 2005)


                            Provo International, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


               001-15673                            13-3950283
            ----------------                   --------------------
          (Commission File No.)           (IRS Employer Identification No.)


                               One Blue Hill Plaza
                                  P.O. Box 1548
                           Pearl River, New York 10965
                                 (845) 623-8553
          (Address and telephone number of principal executive offices and place of business)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[  ]   Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13ed-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     Provo International, Inc. (the "Company") (formerly Frontline Communications Corp). received a notice from the American Stock Exchange on January 18, 2005, indicating that the Company's common stock is not in compliance with Sections 1003(a) (i), 1003 (a) (ii) and 1003 (a) (iv) of the Exchange's continued listing standards due to the Company's losses from continuing operations and the Company's shareholders equity being less than the amounts specified in the Exchange's continued listing standards. The Exchange requested the Company to submit a plan, on or before February 18, 2005 advising the Exchange of action it has taken, or will take, that would bring it into compliance with the continued listing standards identified above within a maximum of 18 months from the receipt of the notice. The Company plans to submit a plan to the Exchange by February 18, 2005 advising of the action it will take to bring the Company back into compliance with the Exchange's listing standards. There can be no assurance that the Company's plan will be accepted by the Exchange.

     In addition, the Exchange has notified the Company of the Company's non-compliance with Section 301 of the Exchange's Company Guide due to the Company's failure to file an application for listing of additional shares. As requested by the Exchange, the Company plans to file its response by February 2, 2005.

     The Exchange's staff has also expressed concern over the suitability of the Company's common stock for auction market trading due to the low selling price of the Company's common stock. The Company will advise the Exchange of the action it will take to address this issue in its plan to the Exchange to bring the Company back into compliance with the Exchange's continued listing standards.


Item 9.01  Financial Statements and Exhibits.

     (c)   Exhibits

           99.1      Copy of Press Release of January 26, 2005.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2005

                                             Provo International, Inc.

                                             By: /s/ Stephen J. Cole-Hatchard
                                                 ----------------------------
                                                 Stephen J. Cole-Hatchard, CEO